UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

July 20, 2012
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

#200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On July 20, 2012, HSBC Bank Canada, on our behalf, paid US$897,500 to the Government of India, through HSBC India, on a performance bank guarantee which we are required to post annually on Exploration Block RJ-ONN-2004/3 in favor of the Government of India.  This performance bank guarantee reflects our 35% participating interest share of the minimum work program budgeted for the year ended March 31, 2012.  On January 5, 2012, Oil India Limited, the operator, advised the Government of India of their intention to relinquish the block.  The Government of India has called the performance bank guarantee on this exploration block as a payment towards the penalty of the unfinished minimum work program.  Export Development Canada (EDC) provided the security on this performance bank guarantee to HSBC Bank Canada, on behalf of the Company, and the Company has agreed to fully indemnify EDC against all claims and demands made in respect of this performance bank guarantee.

On July 26, 2012, GeoGlobal Resources Inc. issued a press release announcing updates for its exploration blocks RJ-20 and RJ-21.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
99.1	Press Release of GeoGlobal Resources Inc., dated July 26, 2012.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 26, 2012

GEOGLOBAL RESOURCES INC. (Registrant)

/s/ Patti J. Price
Patti J. Price
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of GeoGlobal Resources Inc., dated July 26, 2012.